ESCROW AGREEMENT


               THIS ESCROW AGREEMENT (this "Agreement"), is made and entered on the 27th day of July, 1998, by and among ICG
          Communications,  Inc.,  a  Colorado  corporation  ("Buyer"),  the persons  listed  on  Exhibit  A  (collectively,  "Sellers"),  and
                               -------
          Norwest Bank Colorado, N.A. ("Escrow Agent"), together, the "Parties."


                                       RECITALS
                                       --------

               A. Buyer and Sellers have executed a Purchase Agreement dated as of June 11, 1998 (the "Purchase Agreement") pursuant to which Buyer has agreed to purchase all of the interests in DataChoice Network Services, L.L.C., a Nevada limited liability company (the "Company"), held by Sellers. Article VII of the Purchase Agreement provides that on or prior to the Closing Date, each of the Sellers, as a group, and Buyer shall have delivered to the other this Agreement, duly and properly executed.

               B. Section 2.2 of the Purchase Agreement provides that at the Closing (as defined in the Purchase Agreement), Buyer shall deposit with the Escrow Agent 16,441 ICG Shares (as defined in the Purchase Agreement), representing a portion of the Purchase Price, such amount so paid to be held pursuant to this Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

          1.   Escrow.
               ------

               a. Upon delivery of this Agreement properly executed by the Parties, Buyer shall tender 16,441 in ICG Shares (the "Escrowed Amount") to the Escrow Agent, to be held by the Escrow Agent in trust upon the express terms and conditions, with the powers and limitations, and for the exclusive purpose set forth herein. The ICG Shares shall be issued and held in the names of Sellers, in proportion to their ownership of the Company, accompanied with stock powers duly executed in blank by Sellers. Such Escrowed Amount and all proceeds of such Escrowed Amount now or hereafter subject to this Agreement are hereinafter referred to as the "Escrow Assets." The Parties agree that the Escrow Assets are the sole property of Sellers held by the Escrow Agent for the sole purpose of securing the indemnification obligations of Sellers pursuant to Article VIII of the Purchase Agreement. The Sellers shall have the right to vote the ICG Shares held in the Escrow Account, and all dividends paid on the ICG Shares shall be held in the Escrow Account pursuant to this Agreement for the benefit of Sellers.

               b. The Escrow Agent shall hold and safeguard the Escrow Assets separate and apart from the assets of the Escrow Agent. The Escrow Agent represents that the Escrow Assets shall not at any time, including in the event of the bankruptcy, dissolution or insolvency of the Escrow Agent or otherwise, be or be deemed to be assets of the Escrow Agent.

               c. Sellers, as a group, and Buyer shall each execute a certificate of incumbency substantially in the form of Exhibit B
                                                                 ---------
          for the purpose of establishing the identity of the representative(s) of each party entitled to issue instructions or directions to the Escrow Agent pursuant to Paragraph 2 herein on behalf of such party (each such person being referred to herein as "Authorized Representative"). Sellers shall designate Sellers' Agent as their Authorized Representative.

               d. Each Seller and Buyer shall furnish to the Escrow Agent a Form W-8 or Form W-9, as applicable.

          2.   Claims.  If, prior  to July 27, 1999 (the  first anniversary
               ------
          of the Closing Date (the "Termination Date")), the Escrow Agent receives from an Authorized Representative of Buyer one or more notices addressed to Escrow Agent and to Sellers' Agent (each, a "Demand Notice") requesting payment to Buyer of a specified amount of the Escrow Assets ("Claimed Amount"), the Escrow Agent shall, within three Business Days (as such term is defined in the Purchase Agreement) of receipt of such Demand Notice, send a copy of the Demand Notice to Sellers' Agent via courier or facsimile, with a cover letter indicating the date such Demand Notice was
          received by the Escrow Agent.   If, within five Business Days  of
          the date the Escrow Agent received such Demand Notice ("Reply Period"), the Escrow Agent receives written notice from the Authorized Representative of Sellers ("Reply Notice") requesting the Escrow Agent to continue to hold all or a portion of the Claimed Amount ("Disputed Amount"), the Escrow Agent shall continue to hold the Disputed Amount until the Escrow Agent
          receives  (1)  a  written   agreement  signed  by  an  Authorized
          Representative of  both Sellers  and  Buyer to  pay the  Disputed
          Amount, or a portion thereof, as directed in such written agreement; or (2) until such time as the Escrow Agent has received an order of a court of competent jurisdiction directing the Escrow Agent to pay such Disputed Amount, or portion thereof, according to such order. If the Escrow Agent does not receive a Reply Notice within the Reply Period or if the Escrow Agent receives a Reply Notice requesting that the Escrow Agent hold a Disputed Amount which is less than all of the Claimed Amount, the Escrow Agent shall pay to Buyer the Claimed Amount specified in such Demand Notice less any Disputed Amount ("Agreed Amount"),
          such payment to be made as follows:   within two Business Days of
          expiration of the Reply Period or the receipt of the Reply Notice, whichever is applicable, the Escrow Agent shall (a) send to the transfer agent for the ICG Shares (the "Transfer Agent") the certificates representing the ICG Shares held by the Escrow Agent, and (b) request the Transfer Agent to cancel the number of ICG Shares equal to the Agreed Amount and issue to Sellers and deliver to the Escrow Agent certificates representing a number of ICG Shares equal to the difference between the number of ICG Shares delivered to the Escrow Agent pursuant to this sentence and the number of ICG Shares representing the Agreed Amount. The calculation of the number of ICG Shares representing the Agreed

          Amount to be cancelled in favor of Buyer and the number of ICG Shares to be reissued to Sellers and delivered to the Escrow Agent pursuant to this Section 2 shall be made pursuant to
          Section 4.

          3.   Payment of Escrow Assets Upon Termination.
               -----------------------------------------

               a. The Escrow Agent shall pay to Sellers, in accordance with Paragraph 2, within two Business Days following the Termination Date the Excess Amount (as hereinafter defined). As used in this Agreement, "Excess Amount" shall mean the amount by which any Escrowed Amount held by the Escrow Agent on the Termination Date exceeds the Disputed Amount, if any, taking into account all Demand Notices issued during the Escrow Period.

               b. Following the Termination Date, as claims for Disputed Amounts are fully and finally resolved or at any time any Excess Amount exists, the Escrow Agent shall release the Excess Amount to Sellers in accordance with Paragraph 2.

               c. Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall promptly disburse all or any part of the Escrow Assets as agreed in writing and signed by an Authorized Representative of Buyer and Sellers or upon receipt of, and in accordance with, an order or decree or final and non-appealable judgment of a court of competent jurisdiction.

          4.   Calculation and Payment of  Amounts Payable by Escrow Agent.
               ------------------------------------------------------------
          For purposes of calculating the number of ICG Shares representing the Agreed Amount, the Disputed Amount or the Excess Amount, as applicable under Paragraphs 2 and 3, the per share value of the ICG Shares, calculated as of any applicable date of determination,  shall  be  the  average of  the  volume  weighted average price of the shares of common stock of ICG Communications, Inc. on the five trading days ending two trading days prior to the date that the Escrow Agent makes a payment (or is deemed to make a payment) of any amount out of the Escrow Account on account of any indemnification claim or attributable to any Excess Amount, as the case may be. Buyer and Sellers will cooperate in good faith to determine the number of ICG Shares representing the Agreed Amount, the Disputed Amount and the Excess Amount, as applicable, and shall execute written instructions to the Transfer Agent with respect to the issuance of certificates representing ICG Shares to be canceled in favor of Buyer, or delivered to Sellers or the Escrow Agent in accordance with Paragraphs 2 and 3.

          5.   Further Provisions Relating to Escrow.  Notwithstanding any
               -------------------------------------
          provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, agrees to the following:

               a. The Escrow Agent shall not be liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without negligence or willful misconduct on its part. The Escrow Agent shall have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any securities, checks or other documents or instruments submitted to it in connection with its duties hereunder; provided, however, that nothing herein shall be construed to relieve the Escrow Agent of its obligations to exercise such care under the circumstances as comports with reasonable commercial practices in its examination of written communications and instruments furnished hereunder, except with respect to verifying the genuineness of signatures and in accordance with Paragraph 6.b. below.

               b. The Escrow Agent shall be entitled to deem the signatures on any documents or instruments submitted to it hereunder as being those of persons purported to be authorized to sign such documents or instruments on behalf of the Parties hereto and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.

               c. The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder.

               d. The Escrow Agent shall be entitled to compensation for its services hereunder in accordance with Exhibit C, which is
                                                    ---------
          attached hereto and made a part hereof, to be paid by Buyer;

               e. The Escrow Agent shall be under no obligation to invest the Escrowed Funds until it has received a Form W-9 or W-8, as applicable, from Buyer and each of the Sellers, regardless of whether any party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.

               f. The Escrow Agent shall be, and hereby is, jointly and severally indemnified and saved harmless by Buyer and Sellers from all losses, costs and expenses, including reasonable outside counsel fees, which may be incurred by it as a result of its acceptance of the Escrow Assets or arising from the performance of its duties hereunder, unless the Escrow Agent shall have been adjudged to have acted in bad faith or to have been negligent. Such indemnification shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement, until extinguished by any applicable statute of limitations;

               g. In the event any dispute shall arise between Buyer and Sellers with respect to the disposition or disbursement of any of the assets held hereunder, the Escrow Agent shall be permitted to institute an arbitration proceeding under Paragraph 17 and to interplead all of the assets held hereunder into such arbitration proceeding and thereafter shall be fully relieved from any and all liability or obligation with respect to such interpleaded assets. Buyer and Sellers further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same.

               h.   The Escrow  Agent shall only  have those duties  as are
          specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of Buyer or Sellers. The Escrow Agent shall not be responsible for the performance by Buyer or Sellers under any other agreement, instrument or document between Buyer or Sellers, in connection herewith, including, without limitation, the Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY: (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE REASONABLE COMMERCIAL STANDARDS OF THE BANKING BUSINESS IN FULFILLING ITS OBLIGATIONS HEREUNDER OR ITS BREACH OF ITS OBLIGATIONS HEREUNDER; OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

               i. The Escrow Agent shall have the right at its sole expense, but not the obligation, to consult with counsel of its choice, and the Escrow Agent shall not be liable for action taken by it or omitted to be taken in good faith, either in accordance with the advice of such counsel or in accordance with any opinion of counsel to either Buyer or Sellers addressed and delivered to the Escrow Agent.

               j. The Escrow Agent shall have the right to perform any of its duties hereunder though agents, custodians or nominees.

               k. The Escrow Agent shall not be required by any provision of this Agreement to expend or risk its own funds in the performance of its duties if it shall have reasonable grounds for believing that repayment of such funds is not reasonably assured to it.

          Any banking association or corporation into which the Escrow Agent (or substantially all of its corporate trust business) is merged or converted or with which the Escrow Agent is consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of Buyer or Sellers, anything herein to the contrary notwithstanding.

          6.   Resignation or  Removal of Escrow  Agent.  The  Escrow Agent
               ----------------------------------------
          may resign as such following the giving of 30 days' prior written notice to the other Parties hereto. Similarly, the Escrow Agent may be removed and replaced by the other Parties hereto following the giving of 30 days' prior written notice to the Escrow Agent by an Authorized Representative of each of Buyer and Sellers. In either event, the duties of the Escrow Agent shall terminate 30 days after receipt of such notice (or as of such earlier date as may be mutually agreeable), at which time the Escrow Agent shall deliver the balance of the moneys or assets then in its possession to a successor escrow agent as shall be appointed by Buyer and Sellers in a written notice signed by an Authorized Agent of both Buyer and Sellers and filed with the Escrow Agent.

               If Buyer and Sellers are unable to agree upon a successor escrow agent or fail to appoint a successor escrow agent prior to the expiration of 30 days following receipt of the notice of resignation or removal, any of the Parties hereto may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all Parties hereto.

          7.   Termination of Escrow Agent's Liability.  The Escrow Agent's
               ---------------------------------------
          responsibilities and liabilities hereunder shall terminate upon payment by the Escrow Agent of all the Escrow Assets in accordance with the provisions of this Agreement.

          8.   No  Third-Party  Beneficiaries.    This  Agreement will  not
               ------------------------------
          confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          9.   Entire  Agreement.    This   Agreement,  together  with  its
               -----------------
          Exhibits, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

          10.  Succession and Assignment.  This Agreement will be binding
               -------------------------
          upon and inure to the benefit of the Parties and their respective
          heirs,   executors,  administrators,   personal  representatives,
          successors and assigns.

          11.  Counterparts.  This Agreement may be executed in  any number
          of   ------------
          counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. The delivery of this Agreement may be made by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

          12.  Headings, Terms.  The section headings contained in this
               ---------------
          Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
          Unless otherwise defined in this Agreement, terms used with initial capital letters will have the meanings ascribed to them in the Purchase Agreement, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day.

          13.  Notices.  All notices, requests, demands, claims and other
               -------
          communications hereunder will be in writing. Any notice, request, demand, claim, payment or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

          If to Sellers:                     Copy to:

          Addressed to Sellers' Agent at:    Olona & Associates, P.C.
          5485 South Hoyt Street             621 Seventeenth Street, Suite 2540
          Littleton, Colorado 80123          Denver, Colorado 80202
          Telecopy:  (303) 973-7316          Telecopy:  (303) 297-2927
          Attention:  G. Kelley Allen        Attention: Richard G. Olona, Esq.

          If to Buyer:                       Copy to:

          ICG Communications, Inc.           Sherman & Howard L.L.C.
          161 Inverness Drive West           633 Seventeenth Street, Suite 3000
          Englewood, Colorado 80112          Denver, Colorado 80202
          Attn: H. Don Teague, Esq.          Attention: Robert Mintz, Esq.
          Executive Vice President
             General Counsel and Secretary
          Telecopy: (303) 414-8884           Telecopy:  (303) 298-0940


          If to Escrow Agent:                Copy to:

          Norwest Bank Colorado, N.A.
          1740 Broadway
          Denver, Colorado 80274
          Attn: Corporate Trust and Escrow
                   Services Department

          Notices will be deemed given seven days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          14.  Governing Law.  This Agreement will be governed by and
               -------------
          construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

          15.  Amendments and  Waivers.  No  amendment of any  provision of
               -----------------------
          this Agreement shall be valid unless the same is in writing and signed by the Parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

          16.  Severability.  Any  term or provision of this Agreement that
               ------------
          is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          17.  Arbitration.   Any disputes  arising under or  in connection
               -----------
          with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will
          be  submitted   to  binding  arbitration  under   the  Commercial
          Arbitration Rules of  the American Arbitration  Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. EACH PARTY,
          BY   SIGNING   THIS   AGREEMENT,   VOLUNTARILY,   KNOWINGLY   AND
          INTELLIGENTLY  WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO
          SEEK  REMEDIES IN COURT OR  OTHER FORUMS, INCLUDING  THE RIGHT TO
          JURY TRIAL. The arbitration will be conducted only in Denver, Colorado before a single arbitrator selected by the parties or, if they are unable to agree on an arbitrator, before a panel of three arbitrators, one selected by Buyer, one selected by
          Sellers'  Agent  and   the  third  selected  by   the  other  two
          arbitrators. The arbitrators shall have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of
          this  Agreement or  existing law.   All  arbitration proceedings,
          including  settlements and  awards, shall  be confidential.   The
          decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT
          TO ARBITRATE  WILL BE  SPECIFICALLY ENFORCEABLE.   The arbitrator
          will have no power to award punitive or exemplary damages, to ignore or vary the terms of this Agreement or any Other Buyer Agreement or Other Seller Agreement, and will be bound to apply controlling law. The party who prevails on entry of the award of judgment will be entitled to his or its costs and expenses, including reasonable attorney's fees incurred in connection with the arbitration. A judgment upon the award may be entered in any court having jurisdiction.

          18.  Construction.  The Parties have participated jointly in the
               ------------
          negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

          19.  Incorporation.  The  Exhibits identified  in this  Agreement
               -------------        --------
          are incorporated herein by reference and made a part hereof.

          20.  Sellers' Agent.  Each Seller hereby authorizes and appoints
               --------------
          Sellers' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which any Seller or Escrow Agent may assert, or have the right to assert, against Buyer or Escrow Agent, or (ii) any claims which Buyer or Escrow Agent may assert, or have the right to assert, against any Seller or Escrow Agent. Sellers' Agent hereby accepts such authorization and appointment, provided that Sellers' Agent shall have no duty or liability whatsoever to Buyer in his capacity at Sellers' Agent. Upon the receipt of written evidence satisfactory to Buyer to the effect that Sellers' Agent has been substituted as agent of Sellers by reason of his death, disability or resignation, Buyer shall be entitled to rely on such substituted agent to the same extent as it was theretofore entitled to rely upon Sellers' Agent with respect to the matters covered by this Section 20. No Seller shall act with respect to any of the matters which are the subject of this Agreement except through Sellers' Agent. Sellers acknowledge and agree that Buyer may deal exclusively with Sellers' Agent in respect of such matters, that the enforceability of this Section 20 is material to Buyer, and that Buyer has relied upon the enforceability of this Section 20 in entering into this Agreement. In the event Sellers' Agent declines to represent Sellers with respect to any matter delegated to Sellers' Agent under this Agreement, Sellers agree that the affirmative written determination those Sellers holding more than 50 percent of the interests held by all Sellers as set forth on Schedule 3.3 of the Purchase Agreement
                          ------------
          will constitute the action of all Sellers, and each Seller agrees that in such event it will be bound by the determination of such majority of Sellers and will not seek to challenge any such determination in any forum.

          21.  Specific Performance.  If any Party fails to perform its
               --------------------
          obligations under this Article, the other Parties shall be entitled to specific performance in addition to any other rights and remedies available at law or in equity.

          22.  Modification.   This Agreement may not  be amended, modified
               ------------
          or supplemented except by a written instrument signed by each of the
          Parties    or   their    respective   authorized    officers   or
          representatives.

               IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   BUYER:

                                   ICG COMMUNICATIONS, INC.


                                   By:
                                   Title:

                                   SELLERS:

                                   G. Kelley Allen Trust


                                   By:
                                        G. Kelley Allen, Trustee



                                        Michele R. K. Fought

                                   T & D CONSULTING, INC.


                                   By:
                                        David Gandini


                                   GORDON B. KOCH DAUGHTERS TRUST


                                   By:
                                        Carole K. Allen, Trustee
                                   By G. Kelley Allen as attorney in fact

                                   ESCROW AGENT:

                                   NORWEST BANK COLORADO, N.A.


                                   By:
                                   Its:

                                      EXHIBIT A
                                      ---------

                                   LIST OF SELLERS



               G. Kelley Allen Trust
               Gordon B. Koch Daughters Trust
               Michele R. K. Fought
               T & D Consulting

                                      EXHIBIT B
                                      ---------

                              CERTIFICATE OF INCUMBENCY

                                      EXHIBIT C
                                      ---------

                  ESCROW AGENT FEES, CHARGES AND OTHER COMPENSATION